EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1/A of our report dated December 7, 2007, relating to the financial statements of Hambrecht Asia Acquisition Corp., and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/Rothstein, Kass & Company, PC

Roseland, New Jersey
December 21, 2007